Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of Kronos Bio, Inc. of our report dated March 15, 2023, with respect to the financial statements of Kronos Bio, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

San Mateo, California
March 15, 2023